SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported):  December 5, 2001

                         Commission File No.: 333-42640



                               ENDO NETWORKS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Texas                                              75-2882833
-------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


         2624 Dunwin Drive, Unit #3, Mississauga, Ontario Canada L5L3T5
         --------------------------------------------------------------
                    (Address of principal executive offices)


                                  (416)823-0220
                            ------------------------
                            (Issuer telephone number)


                         DISCOUNT MORTGAGE SOURCE, INC.
                   -------------------------------------------
                   (Former name, if changed since last report)


                 750 I-30 East, Suite 170, Rockwall, Texas 75087
          ------------------------------------------------------------
                 (Former address, if changed since last report)

Item 4.           Changes in Registrant's Certifying Accountant.

         On December 5, 2001, the Registrant engaged Malone & Bailey PLLC as its independent accountants for the fiscal year ended September 30, 2001. During the most recent fiscal year and any subsequent interim period prior to engaging Malone & Bailey, the Company did not consult with Malone & Bailey regarding either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v)of Regulation S-K). Malone & Bailey PLLC has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Malone & Bailey PLLC did not furnish a letter to the Commission.


                                   Signatures

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto authorized.


                                            ENDO Networks, INC.

         December 18, 2001
                                            /s/ Peter B. Day
                                            ------------------------------------
                                            Peter B. Day
                                            President